U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

GREAT CHINA INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

0-23015
(Commission File No.)

Nevada	87-0450232
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

C Site 25-26F Presidential Building, No. 69 Heping North Street
Heping District, Shenyang 110003, Peoples Republic of China
(Address of principal executive offices)

0086-24-2281388
(Registrant’s telephone number)

Not applicable
(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet arrangement of a Registrant

Sale of Loyal Best

Great China International Holdings, Inc. (the “Company”), through its wholly-owned subsidiary, Silverstrand International Holdings Limited (“Silverstrand”), has entered into a definitive agreement dated November 20, 2007 (the “Definitive Agreement”) with respect to the transfer of 100% of the issued share capital of Loyal Best Property Development Limited (“Loyal Best”), a Hong Kong limited company, to Zhang Yu, an unrelated third party. A translation of the Definitive Agreement is filed herewith as Exhibit 10.1.

The transfer contemplated by the Definitive Agreement was the subject of a letter of intent, previously disclosed in the Company’s Current Report dated November 8, 2007, pursuant to which Celebrities Real Estate Development Group Co., Ltd. (“Celebrities”) or a party designated by Celebrities, would acquire the shares of Loyal Best in exchange for the payment of 360 million Chinese yuan (approximately US$48.64 million). Celebrities has executed a separate guarantee in favor of Silverstrand with respect to the obligations of Zhang Yu under the Definitive Agreement, and a translation of this guarantee is filed herewith as Exhibit 10.2. Shenyang Maryland International Industry Co., Ltd., the Company’s subsidiary, guaranteed the obligations of Silverstrand under the Definitive Agreement, and this guarantee was disclosed with the letter of intent in the Company’s Current Report dated November 8, 2007. The transactions provided for by the definitive agreement are scheduled to close on December 15, 2007.

Joint Development Agreement

In a separate transaction, the Company’s indirect wholly-owned subsidiary, Shenyang Xinchao Property Co., Ltd (“Xinchao”), executed a joint development agreement (the “JDA”) on November 20, 2007, with Beijing Century Junhui Investment Ltd. (“Junhui”), an unrelated third party, pursuant to which each of Xinchao and Junhui agreed to invest RMB 40 million (approximately $US5.4 million) as share capital in a newly-formed entity whose purpose shall be to jointly develop a commercial and residential project in Nanjing Street, Heping District, Shenyang, China (the “Proposed Project”). A translation of the joint development agreement, which was dated for reference November 16, 2007, is filed herewith as Exhibit 10.3. The JDA contains terms and conditions for the establishment and governance of the new company, which has been formed and which is named Shenyang Century Junhui Real Estate Development Co., Ltd. The new entity does not currently own or posses any land use rights or interests with respect to the Proposed Project and is seeking property for acquisition.

Item 9.01	Financial Statements and Exhibits

The following are filed as exhibits to this report.

Exhibit No.	Description of Document

10.1	Definitive Agreement dated November 20, 2007 by an among Silverstrand International Holdings Limited, Zhang Yu and Shenyang Maryland International Industry Co., Ltd.

10.2	Letter of Guarantee given November 20, 2007 by Celebrities Realestate Development Group Co., Ltd. to Silverstrand International Holdings Limited

10.3	Joint Development Agreement executed on November 20, 2007 and dated for reference November 16, 2007 between Shenyang Xinchao Property Co., Ltd. and Beijing Century Junhui Investment Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great China International Holdings, Inc.

Date: November 27, 2007	By:	/s/ Frank Jiang
Frank Jiang, Chief Executive Officer